Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
ENPRO INDUSTRIES, INC.
(Exact name of registrant, as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	01-0573945 (I.R.S. Employer) Identification No.)
5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 731-1500
_____________________
ENPRO INDUSTRIES, INC. AMENDED AND RESTATED 2002 EQUITY COMPENSATION PLAN
(Full title of the plan)
_____________________
Robert S. McLean
Vice President, General Counsel and Secretary
EnPro Industries, Inc.
5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Name and address of agent for service)
(704) 731-1500
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
___________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $.01 par value	900,000 (1)	$71.105 (2)	$63,994,500 (2)	$8,242.50

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also relates to an indeterminate number of additional shares of common stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend or other similar transaction.

(2)
In accordance with Rule 457(h)(1) of the Securities Act, the price for the shares is computed on the basis of the average high and low prices for the common stock of EnPro Industries, Inc. on April 30, 2014 as reported on the New York Stock Exchange.

INCORPORATION BY REFERENCE

The registration statement registers 900,000 additional shares of common stock of EnPro Industries, Inc. (the “Corporation”), under the EnPro Industries, Inc. Amended and Restated 2002 Equity Compensation Plan. Shares for this Plan have previously been registered on Forms S-8 (Registration No. 333-89580, Registration No. 333-107775, Registration No. 333-159099 and Registration No. 333-181282), the contents of which are hereby incorporated by reference.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document (which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 2, 2014.

ENPRO INDUSTRIES, INC.

By:     /s/ Robert S. McLean
Robert S. McLean
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Stephen E. Macadam	President, Chief Executive Officer and Director (Principal Executive Officer)	May 2, 2014
Stephen E. Macadam

/s/ Alexander W. Pease	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 2, 2014
Alexander W. Pease

/s/ Susan P. Ballance	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	May 2, 2014
Susan P. Ballance*

/s/ Thomas M. Botts	Director	May 2, 2014
Thomas M. Botts*

/s/ Peter C. Browning	Director	May 2, 2014
Peter C. Browning*

/s/ Felix M. Brueck	Director	May 2, 2014
Felix M. Brueck*

/s/ B. Bernard Burns, Jr.	Director	May 2, 2014
B. Bernard Burns, Jr.*

/s/ Diane C. Creel	Director	May 2, 2014
Diane C. Creel*

/s/ Gordon D. Harnett	Director	May 2, 2014
Gordon D. Harnett*

/s/ David L. Hauser	Director	May 2, 2014
David L. Hauser*

/s/ Kees van der Graaf	Director	May 2, 2014
Kees van der Graaf*

*    By:     /s/ Robert S. McLean
(Robert S. McLean, Attorney-in-Fact)

EXHIBIT INDEX

Exhibit Number	Description
4.1	EnPro Industries, Inc. 2002 Equity Compensation Plan (incorporated by reference to Annex B to the proxy statement on Schedule 14A filed by the Corporation on March 20, 2014)
4.3
Restated Articles of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 to the Form 10-Q for the period ended June 30, 2008 filed by EnPro Industries, Inc. (File No. 001-31225))

4.4	Amended Bylaws of the Corporation (incorporated by reference to Exhibit 3.1 to the Form 8-K dated November 2, 2012 filed by EnPro Industries, Inc. (File No. 001-31225))
4.5
Form of certificate representing shares of common stock, par value $0.01 per share, of the Corporation (incorporated by reference to Amendment No. 4 of the Corporation’s registration statement on Form 10 (File No. 001‑31225))

5	Opinion of Robinson, Bradshaw & Hinson, P.A.
23.1	Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Bates White, LLC
24.1	Power of Attorney of Stephen E. Macadam
24.2	Power of Attorney of Thomas M. Botts
24.3	Power of Attorney of Peter C. Browning
24.4	Power of Attorney of Felix M. Brueck
24.5	Power of Attorney of B. Bernard Burns, Jr.
24.6	Power of Attorney of Diane C. Creel
24.7	Power of Attorney of Gordon D. Harnett
24.8	Power of Attorney of David L. Hauser
24.9	Power of Attorney of Kees van der Graaf